Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guarantee)

To Tender Shares of Common Stock

of

H&R BLOCK, INC.

Pursuant to its Offer to Purchase, dated September 2, 2015

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 2015, UNLESS THE OFFER IS EXTENDED

(SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

As set forth in Section 3 of the Offer to Purchase, dated September 2, 2015 (the “Offer to Purchase” and, together with the related Letter of Transmittal (the “Letter of Transmittal”), as they may be amended or supplemented from time to time, the “Offer”), this Notice of Guaranteed Delivery must be used to accept the Offer if (i) certificates representing your shares of common stock, no par value (“Shares”), of H&R Block, Inc. a Missouri corporation (“H&R Block” or the “Company”), are not immediately available or cannot be delivered to Wells Fargo Bank, N.A., as depositary for the Offer (the “Depositary”), prior to the Expiration Time, (ii) the procedure for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis or (iii) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Time.

This Notice of Guaranteed Delivery, validly completed and duly executed, may be delivered by mail, overnight courier or facsimile transmission to the Depositary on or before the Expiration Time. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (800) 380-1372 (phone) (866) 734-9952 (fax)	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. FOR THIS NOTICE OF GUARANTEED DELIVERY TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION TIME. DELIVERIES TO H&R BLOCK, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase, receipt of which is hereby acknowledged, the number of Shares set forth below, pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

NUMBER OF SHARES BEING TENDERED HEREBY:                                         SHARES

CHECK ONLY ONE BOX BELOW.

PURCHASE PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having H&R Block purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by H&R Block pursuant to the Offer. Note that this election is deemed to tender Shares at the minimum Purchase Price under the Offer of $32.25 per Share for purposes of determining the Purchase Price in the Offer and could result in the Purchase Price to be lower and could result in the tendered Shares being purchased at the minimum price of $32.25 per Share.

— OR—

AUCTION PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by H&R Block will be purchased at the Purchase Price. A shareholder who wishes to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery and/or Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $32.25 ☐ $32.50 ☐ $32.75 ☐ $33.00	☐ $33.25 ☐ $33.50 ☐ $33.75 ☐ $34.00	☐ $34.25 ☐ $34.50 ☐ $34.75 ☐ $35.00	☐ $35.25 ☐ $35.50 ☐ $35.75 ☐ $36.00	☐ $36.25 ☐ $36.50 ☐ $36.75 ☐ $37.00

ODD LOTS

(See Instruction 15 of the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (i) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

CONDITIONAL TENDER

(See Instruction 14 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of Shares upon H&R Block purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by H&R Block pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each shareholder should consult with his or her broker and/or financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, H&R Block may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

ALL SHAREHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON THE FOLLOWING PAGE COMPLETED

SIGN HERE

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

(Include Zip Code)

Daytime Area Code and Telephone Number:

Number of Shares (and Certificate No(s), if available):

Date:

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation that the Shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary’s account at DTC, in any such case, together with a validly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, all within three business days of the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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